BY-LAW NO. 2

A by-law respecting the borrowing
of money, the issuing of debt obligations
and the securing of liabilities by

DGS CAPITAL CORP.

BE IT ENACTED as a by-law of (hereinafter referred to as the "Corporation") as follows:

The directors of the Corporation may from time to time;

(a) borrow money on the credit of the Corporation;

(b) issue, reissue, sell or pledge debt obligations of the Corporation;

(c) subject to section 20 of the Business Corporations Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person;

(d) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any of the property of the Corporation, owned or subsequently acquired, to secure any debt obligations of the Corporation; and

(e) the Board of Directors may from time to time delegate to such one or more of the directors or officers of the Corporation as may be designated by the Board all or any of the powers conferred on the Board herein to such extent and in such manner as the Board shall determine at the time of each such delegation.

ENACTED this 31ST day of March, 1998.

WITNESS the corporate seal of the Corporation.

President - Carl Ritter

Secretary - Carl Ritter

The foregoing by-law is hereby passed by all the directors of the Corporation pursuant to the Business Corporations Act, as evidenced by their respective signatures hereto, this 31st day of March, 1998.

John Gallucci

Ross Quigley

Carl Ritter

Mark Wayne

The foregoing by-law is hereby confirmed by the shareholders of the Corporation pursuant to the Business Corporations Act, as evidenced by their respective signatures hereto, this 31st day of March, 1998.

1144822 Ontario Inc.
Per:

A.S.O.

Mark Wayne

Susan Andrews

Ted Popel

Jerry Belz

Wallace Weylie

Carl Ritter

Ross Quigley

Carlo Sistilli

Tim Gallagher

Mark Simone

Filomena Vorvis

ENACTED this 31ST day of March, 1998.

WITNESS the corporate seal of the Corporation.

President - Carl Ritter

Secretary - Carl Ritter

The foregoing by-law is hereby passed by all the directors of the Corporation pursuant to the Business Corporations Act, as evidenced by their respective signatures hereto, this 31st day of March, 1998.

John Gallucci

Ross Quigley

Carl Ritter

Mark Wayne

The foregoing by-law is hereby confirmed by the shareholders of the Corporation pursuant to the Business Corporations Act, as evidenced by their respective signatures hereto, this 31st day of March, 1998.

1144822 Ontario Inc.
Per:

A.S.O.

Mark Wayne

Susan Andrews

Carl Ritter

Ross Quigley

Carlo Sistilli

Tim Gallagher

Ted Popel

Gerry Belz

Wallace Weyke

Mark Simone

Filomena Vorvis